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Exhibit 23.4



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 14, 2004, with respect to the consolidated financial statements of Vestin Group, Inc. and Subsidiaries included in the Registration Statement (Post Effective Amendment No. 1 Form S-11 No. 333-105017) and related Prospectus of Vestin Fund III, LLC (formerly named RE Investment III, LLC) for the registration of 12,000,000 of its units.



/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Orange, California
April 29, 2004